SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 18, 2015
(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

711 High Street, Des Moines, Iowa 50392
(Address of principal executive offices)

(515) 247-5111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 19, 2015, in connection with action taken by the Board of Directors of Principal Financial Group, Inc. (the “Company”), the Company announced the promotion of Daniel J. Houston to the position of president and chief executive officer, effective August 18, 2015. Mr. Houston previously held the position of president and chief operating officer. Larry D. Zimpleman previously served as the Company’s chairman and chief executive officer. Mr. Zimpleman will continue to serve as chairman. The text of the announcement is included with this report as Exhibit 99.

Mr. Houston’s annual salary will be $775,000, subject to periodic adjustment in accordance with the Company’s regular salary review policy. In addition, Mr. Houston will continue to participate in the Company’s annual and long-term incentive compensation plans, qualified and non-qualified savings and retirement plans and other benefits as described in the Company’s current proxy statement filed with the Securities and Exchange Commission (“SEC”) on April 8, 2015. Mr. Houston's annual incentive award opportunity has been increased from 200% to 350% of his current base salary for target performance. Realized compensation may vary considerably above or below the target award opportunity based upon performance results.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description

99	Press Release Announcing Houston Promotion

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

By: /s/ Karen E. Shaff
Name: Karen E. Shaff
Title: Executive Vice President, General Counsel
and Secretary
Date: August 19, 2015